EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

CHRISTOPHER J. CALHOUN hereby certifies that:

1.               He is the Chief Executive Officer and Principal Financial Officer of MacroPore Biosurgery, Inc.

2.               The Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.               The information contained in the Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of MacroPore Biosurgery, Inc.

Dated: May 17, 2004

By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer and Principal Financial Officer